Exhibit 23.2

Consent of Jones Walker LLP

BancPlus Corporation
1068 Highland Colony Parkway
Ridgeland, MS 39157

We consent to the inclusion in this registration statement on Form S-8 of our opinion dated June 9, 2020.

/s/ Jones Walker LLP

Jackson, Mississippi
June 9, 2020